Exhibit 99.1

Embrace Change Acquisition Corp. Announces the Separate Trading of its Ordinary Shares, Rights and

Warrants, Commencing September 30, 2022

San Diego, CA – September 27, 2022 – Embrace Change Acquisition Corp., a blank check company incorporated as a Cayman Islands exempted company (the “Company”), today announced commencing September 30, 2022, holders of the units sold in the Company’s initial public offering completed on August 12, 2022, may elect to separately trade the ordinary shares, rights and warrants included in such units on The Nasdaq Global Market (“Nasdaq”).

The ordinary shares, rights and warrants that are separated will trade on Nasdaq under the symbols “EMCG,” “EMCGR” and “EMCGW,” respectively. Those units not separated will continue to trade on Nasdaq under the symbol “EMCGU.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into ordinary shares, rights and warrants.

The units were initially offered by the Company in an underwritten offering. EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”), acted as the sole book-running manager for the offering. US Tiger Securities, Inc. acted as the co-manager for the offering. A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 9, 2022. The offering was made only by means of a prospectus, copies of which may be obtained from EF Hutton, Attn: Syndicate Department, 590 Madison Ave., 39th Floor, New York, New York 10022, by telephone at (212) 404-7002, by fax at (646) 861-4697, or by email at syndicate@efhuttongroup.com, or by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Embrace Change Acquisition Corp.

The Company is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. The Company’s efforts to identify a prospective target business will not be limited to a particular business, industry, sector or geographical region, although the Company will not consider or undertake a business combination with an entity or business based in, or with its principal or a majority of its business operations (either directly or through any subsidiaries) in, the People’s Republic of China (including Hong Kong and Macau), and, for the avoidance of doubt, it will not enter into an agreement for, or consummate its initial business combination with, such an entity or business, or consummate its initial business combination in circumstances where it is the counterparty to a VIE or other arrangement with a China-based entity. The Company is led by Yoann Delwarde, the Company’s Chairman of the Board and Chief Executive Officer, and Zheng Yuan, the Company’s Chief Financial Officer.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including the Company’s search for an initial business combination, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact:

For investors:

Yoann Delwarde

Chairman of the Board and Chief Executive Officer

Embrace Change Acquisition Corp.

5186 Carroll Canyon Rd

San Diego, CA 92121

Email: yoann@embracechange.top